BYLAWS

OF

KokiCare, Inc.,

a Delaware corporation

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office within the State of Delaware will be in the City of Wilmington, County of New Castle.

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose will be held at such place, either within or without of the State of Delaware, as will be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 2. Annual Meeting. The annual meetings of the stockholders, commencing with year 2015, will be held at such time as will be designated from time to time by the Board of Directors and stated in the notice of meeting. At each such annual meeting, the stockholders will elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or by the President at the request of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called will be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice will be given personally or by mail and if by mail, will be sent in a postage pre-paid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail will be deemed given at the time when the same will be deposited in the United States mail, postage prepaid. Notice of any meeting will not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, will submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation will prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place will be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list will be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6. Quorum, Adjourninents. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum will not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented by proxy. At such adjourned meeting at which a quorum will be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board, if one has been elected, or, in his absence or if one has not been elected, the President will act as chairman of the meetings. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting appoints secretary of the meeting will act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at all meetings of the stockholders will be as determined by the chairman of the meeting.

SECTION 9. Voting. Unless otherwise provided in the certificate of incorporation, each stockholder of the Corporation will be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation having voting power standing in his name on the record of stockholders of the Corporation.

(a)

on the date fixed pursuant to the provisions of Section 8 of Article V of these bylaws as the record date for the determination of the stockholders who wit, be entitled to notice of and to vote at such meeting; or

(b)

if no such record date has been so fixed, then at the close of business on the day next preceding the day on which notice thereof is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-In-fact, but no proxy will be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy will be delivered to the secretary of the meeting at or prior to the time designated in order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, will decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot will be signed by the stockholder voting, or by his proxy if there be such proxy, and will state the number of shares voted.

SECTION 10. Inspectors. The Board of Directors will, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, tie chairman of the meeting will, or if inspectors have not been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, will take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors will (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the chairman of the meeting, the Inspectors will maize a report in writing of any challenge, request, or matter determined by them and will execute a certificate of any fact found by them. No director or candidate for the office of director may act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation by delivery to its registered office in Delaware or its principal place of business.  Every written consent will bear the date of signature of each stockholder who signs the consent.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number, Election and Term of Office. The number of directors constituting the initial Board of Directors will be three (3). The number of directors may be changed, from time to time, by the vote of a majority of the directors then in office or at any annual meeting of the stockholders or at any special meeting thereof by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat. These Bylaws may also be amended or repealed by the Board of Directors. Any decrease in the number of directors will be effective at the time of the next succeeding annual meeting of stockholders unless there are vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding animal meeting to the extent of the number of such vacancies.  Directors need not be stockholders. Directors will be elected annually by the stockholders. Each director will hold office until his successor has been elected and qualified, or until his death, or until he has resigned, or has been removed.

SECTION 3. Place of Meetings. Meetings of the Board of Directors will be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the notice of any such meeting.

SECTION 4. Annual Meeting. The Board of Directors will meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting is held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place as will be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors will be held at such time and place as the Board of Directors may fix. If any date fixed for the regular meeting will be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day will be held at the same hour on the next succeeding business day.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these bylaws.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one has been elected, or by two or more directors of the Corporation or by the President.

SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice is required) will be given by the Secretary as hereinafter provided in this Section 7, in which notice will state the time and place of the meeting. Except as otherwise required by these bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting will be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or will be sent addressed to him at such place by telegraph, cable, telex, telecopier, electronic mail or other similar means or be delivered to him personally: or be given to him by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting is to be given to any director who either before or after the meeting, submits a signed waiver or notice of such meeting, except when he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTIONS 8. Quorum and Manner of Acting. A majority of the entire Board of Directors will constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and plate. Notice of the time and place of any such adjourned meeting will be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice will only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one has been elected, or, in the absence of the Chairman of the Board or if one has not been elected, the President (or, in his absence, another director chosen by a majority of the directors present) will act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman will act as secretary of the meeting and keep the minutes thereof.

SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation will take effect at the time specified therein or, if the time when it will become effective is not specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

SECTION 11. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors, or any other cause may be filled only by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director so chosen will hold office for a term expiring at the next annual meeting of stockholders or, in the event of a classified board expiring at the election of the class for which such director was chosen, and until such director’s successor will have been elected and qualified. If a director resigns, effective at a future date, such director may vote to fill the vacancy.

SECTION 12. Compensation. The Board of Directors will have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 13. Committees. The Board of Directors may designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation, The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which require it.  Each such committee will serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee will keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 14. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, cons ant thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 15. Telephonic Meeting. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means will constitute presence in person at a meeting.

SECTION 16. Advisory Board. The Board of Directors may establish an advisory board for the purpose of obtaining advice related to the business areas of the Company and other advice the Board of Directors deems appropriate. The members of the advisory board will be appointed by the Board of Directors. The advisory board will serve at the discretion of the Board of Directors but will not constitute a committee of the Board of Directors and will have no authority to exercise any power or authority of the Board of Directors or the Company.  The duties and procedures of the advisory board, and the compensation to advisory board members, if any, will be determined by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Number and Qualifications. The officers of the Corporation will be elected by the Board of Directors and will include a President, a Secretary, and a Treasurer. The Board of Directors may also elect a Chairman of the Board and other officers as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person and no officer except the Chairman of the Board need be a director. Each officer will hold office until his successor has been duly elected and has been qualified, or until his death, or until he will have resigned or have been removed, as hereinafter provided in these bylaws.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation will take effect at the time specified therein or, if the time when it will become effective is not be specified therein, immediately upon receipt. Unless otherwise specified herein, the acceptance of any such resignation will not be necessary to make it effective.

SECTION 3. Removal.  Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereto.

SECTION 4. Chairman of the Board. The Chairman of the Board, if one has been elected, will be a member of the Board, an officer of the Corporation and, if present, will preside at each meeting of the Board of Directors or the stockholders. He will advise and counsel with the President, and in his absence with other executives of the Corporation, and will perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTIONS. The President. Unless and until a Chief Executive Officer is elected, the President will be the chief executive officer of the Corporation. He will, in the absence of the Chairman of the Board or if a Chairman of the Board has not been elected, preside at each meeting of the Board of Directors or the stockholders. He will perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6. Vice President. Each Vice President, if any has been elected, will perform all such duties as from time to time nay be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President, or if there are more than one, the Vice Presidents in the order determined by the Board of Directors (or if there is no such determination, then the Vice Presidents in the order of their election) will perform the duties of the President, and, when so acting, will have the powers of and be subject to the restrictions placed upon the President with respect to the performance of such duties.

SECTION 7. Treasurer. The Treasurer will

(a)

have charge and custody of, and be responsible for, all the funds and securities of the Corporation

(b)

keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)

deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to Its direction;

(4)

receive and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e)

subject to the limits imposed by the Board of Directors, disburse the funds of the Corporation and supervise, the investments of its funds, taking proper vouchers therefor;

(f)

render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g)

in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 8. Secretary. The Secretary will

(a)

keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b)

see that all notices are duly given in accordance with the provisions of these bylaws and as required by law;

(c)

be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates will be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)

see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)

in general, perform all, duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 9. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation will give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

SECTION 10. Compensation. The compensation of the officers of the Corporation for their services as such officers will be fixed from time to time by the Board of Directors. An officer of the Corporation will not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

Stock Certificates and Their Transfer

SECTION 1. Stock Issuance. Unless otherwise voted by the stock-holders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury nay be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

SECTION 2. Stock Certificates. Every holder of stock in the Corporation will be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation.  If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate which the Corporation will issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation issues to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 3. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may deem sufficient to indemnify it against any claim that may be made against the Corporation on account of the, alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation will be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock is made for collateral security, and not absolutely, it will be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6. Transfer Agents and Registrars. The Board of Directors may appoint or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 7. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 8. Fixing the Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which will not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which will not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. Registered Stockholders. The Corporation will be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, will be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and will not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

Indemnification of Directors and Officers

SECTION 1. General. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including, attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Derivative Actions. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the

Court of Chancery or such other court will deem proper.

SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination will be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of tie members of the Board of Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such members of the Board of Directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such members of the Board of Directors, or if such members so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

SECTION 5. Advances for Expenses. Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it will be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 6. Right Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7. Insurance. The Corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI

SECTION 8. Definition of Corporation. For the purposes of this Article VI, references to “the Corporation’ include all constituent corporations absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise will stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9. Survival of Right. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

Restrictions on Transfer of Shares

SECTION 1. Offer to Sell. Except in the case of a sale to another stockholder of the Corporation, if at any time or from time to time a stockholder desires to sell, assigns transfer, or otherwise dispose of any of the shares of the Corporation, such stockholder shall give the Corporation written notice (the “Notice”) of such proposed sale, transfer, assignment or other disposition. The Notice shall name the proposed transferee and shall specify the number of shares to be transferred, the purchase price per share, the terms of payment and all other terms and conditions of the proposed transfer. The Notice shall also be accompanied by the proposed instrument of transfer and the offer or proposed agreement of sale between such stockholder and the proposed transferee, which agreement shall require that the proposed transferee agree to abide by the provisions of these Bylaws upon the consummation of the purchase of such shares.

SECTION 2. Corporation’s Right of First Refusal. For fifteen (15) days following the receipt of the Notice by the Corporation, the Corporation shall have the option and right to purchase the shares at the price and on terms no less favorable than stated in the Notice.  Such option and right shall be exercised by the delivery of a written offer to the stockholder to purchase the shares on the terms required, which offer shall be accepted by the selling stockholder, and the closing of such purchase and sale shall take place within thirty (30) days after receipt by the stockholder of the written offer. If the foregoing option and right is not exercised, the Secretary of the Corporation shall, within fifteen (15) days following receipt by the Corporation of the Notice, cause a copy of the Notice to be delivered to each of the remaining stockholders. Any stockholder desiring to acquire all or any number of shares offered, shall, prior to the expiration of twenty-five (25) days following receipt by the Corporation of the Notice, deliver to the Corporation a written offer to purchase a specified number of shares at the price and on terms no less favorable than specified in the Notice.

SECTION 3. Proration of Offers. In the event the number of shares specified in such offers exceeds the number of shares subject to proposed transfer in accordance with the Notice, the Corporation shall allocate the number of shares to be sold among the offering stockholders in the same proportions as the number of shares theretofore owned by such offering stockholders bears to the total number of issued and outstanding shares exclusive of the shares proposed to be sold in accordance with the Notice. In the event the number of shares so allocated to an offering stockholder exceeds the number of shares specified in the offer of such stockholder, such excess of shares shall be allocated and reallocated among the remaining offering stockholders on the same principle until all such shares have been allocated to the offering stockholders in numbers not in excess of the number specified in such stockholders’ offers.

SECTION 4. Sale of shares. If, within twenty-five (25) days following receipt by the Corporation of the Notice, offers are received under Article VII, Section 2 hereof to purchase shares equal to or in excess of the number of shares proposed to be transferred as specified in the Notice, the Corporation shall deliver, within thirty (30) days after the receipt by the Corporation of the Notice, written notice to that effect to the selling stockholder, The selling stockholder shall accept such offers to purchase, prorated if required pursuant to Article VII, Section 3 hereof, and the closing of such purchase and sale shall take place within thirty (30) days after receipt by the selling stockholder of the written offer.

SECTION 5. Termination of Offer. In the event offers are not received from the remaining stockholders to purchase all of the shares proposed to be transferred as specified in the Notice, as provided above, all such offers shall be void and said Notice shall terminate, and the stockholder desiring to make such disposition, may then, within ninety (9Q days of such termination, dispose of all of such shares to the proposed transferee named in the Notice, at the same price and upon the same tents and conditions specified in such Notice. In the event that such selling stockholder does not so dispose of such shares within said ninety (90) day period, such shares shall remain subject to all the provisions of these Bylaws as though the Notice had been given.

SECTION 6. Status of shares Purchased. Any of the shares purchased by the Corporation pursuant to this Article VII shall return to the status of authorized, but unissued, shares of the Corporation. Any shares purchased by any stockholders pursuant to this Article VII shall be treated as shares of such stockholders and shall continue to be subject to the provisions of these Bylaws.

ARTICLE VIII

General Provisions

SECTION 1. Dividends. Subject to the provisions of statute arid the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. Reserves. Before payment of any dividend, theme may be set aside out of any funds of the Corporation available for dividends such sum or sums and the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interest of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

SECTION 3. Seal. The seal of the Corporation will be in such form as is approved by the Board of Directors.

SECTION 4. Fiscal Year. The fiscal year of the Corporation will be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 5. Check, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation will be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name amid on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7. Voting of Stock in Other Corporations. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE IX

Amendments

These Bylaws may be amended or repealed and new Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat. These Bylaws may also be amended or repealed by the Board of Directors.

Secretary’s Certificate

The undersigned certifies that he is the duly elected, qualified and acting Secretary of KokiCare, Inc., a Delaware Corporation (the “Corporation”) and that attached hereto is a complete and correct Copy of the Bylaws of the Corporation as duly adopted as of April 28, 2015 by the written consent of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, I have signed my name effective as of April 28, 2015.

   /s/ Jason Lane           4/28/15

Secretary